SECURITIES & EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2004

Exact Name of Registration as Specified in Charter:

COLE COMPUTER CORPORATION

State of Other Jurisdiction of Incorporation: Nevada

Commission File Number: 0-23819

IRS Employer Identification Number: 76-0547762

Address and Telephone Number of Principle Executive Offices:

378 North Main, #124; Layton, UT 84041

(801) 497-9075

5577 N.W. Expressway, Okalahoma City, OK 73132

Former Address and Telephone Number if Changed Since Last Report

Item 5.01. Changes in Control of Registrant

Effective December 13, 2004, Cole Computer Corporation, ("the Company") experienced a change in control of registrant due to Business Growth Funding, Inc., in exchange for $50,000 being issued 50,000,000 shares of common stock which represents 72% of the total outstanding.

Following the effective date of the transaction, Wayne Mower was appointed President and Director of the Company and John Ruth resigned as President and Director.

The Company has little or no operations and no funds with which to develop operations. The Company is currently in the process of seeking short term capital while it investigates business opportunities to merge with or acquire. The Company currently has no agreement or arrangement of merger or acquisition. Additionally, management is reviewing the need to restructure its capitalization and will be making decisions in this regard in the near future. Such recapitalization will most likely include a reverse stock split.

There is no guarantee that the Company will be successful in developing any business opportunities or acquiring any operational capital. Any investment in the Company would be a highly speculative investment and should only be made by those investors who are capable of bearing the risk of losing the entire value of their investment.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2005 COLE COMPUTER CORPORATION

/s/ by Wayne Mower

President